EXHIBIT 99.1
News Release

Minerals Technologies Inc. Announces 2026 Third Quarter Financial Results

●       Sales growth was 4 percent versus prior year and 6 percent year-to-date
●       Earnings per share of $1.37 or $1.53, excluding special items
●       Strong cash flow generation, with year-to-date cash flow from operations up 32 percent
●       Hosted 2026 Investor Day, introducing new technologies to support U.S. production of rare earths and critical minerals
●       Improved financial flexibility by extending debt maturities and increasing liquidity
●       Increased regular quarterly dividend by 8 percent

NEW YORK, October 29, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today reported earnings per share for the third quarter ended October 4, 2026, of $1.37, or $1.53 excluding special items.

“Our sales growth continued in the third quarter, and we remain on track to achieve mid-single-digit revenue growth for the full year,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “We also continue to execute on our growth strategy with the recent announcement of two new solutions that target opportunities in rare earths and critical minerals. This demonstrates our ability to extend our core technologies to new applications and deliver continued long-term growth and value creation.”

Third Quarter 2026 Consolidated Results

MTI’s worldwide net sales for the third quarter were $555 million, up 4 percent over the prior year and 1 percent higher sequentially. For the first nine months of 2026, consolidated sales were $1.7 billion, up 6 percent over the prior year.

Reported operating income in the third quarter was $65 million, or $72 million, excluding special items. The reported operating margin was 11.7 percent of sales or 12.9 percent, excluding special items.

Cash flow from operations and free cash flow were strong at $76 million and $52 million, respectively, in the third quarter.

Third Quarter 2026 Segment Results

Consumer & Specialties segment sales were $278 million, up slightly over the prior year and 1 percent higher sequentially. Sales in the Household & Personal Care product line were $131 million and increased 1 percent over the prior year and 6 percent sequentially. The sequential increase in Household & Personal Care sales was driven by higher cat litter volumes in North America and growth in edible oil and renewable fuel purification, personal care, and fabric care. Sales in the Specialty Additives product line were $148 million, flat with prior year and 2 percent lower sequentially.

Segment operating income was $25 million, down 34 percent from the prior year primarily due to higher energy, transportation, and raw material costs that were not fully recovered within the quarter due to the timing of contractual pricing adjustments.

MTI’s Consumer & Specialties segment provides functional components that become part of a variety of consumer and industrial products and touch millions of lives every day. It includes two product lines: Household & Personal Care, which delivers mineral-to-market products for improved performance and enhanced consumer experiences in end markets including cat litter, household and personal care, edible oil and renewable fuel purification, animal health, and agriculture; and Specialty Additives, which offers mineral-based technologies for improved functionality in end markets including paper and packaging, food and pharmaceuticals, sealants and adhesives, paints and coatings, and residential construction.

Engineered Solutions segment sales were $277 million, up 9 percent over the prior year and 1 percent sequentially. Sales in the High-Temperature Technologies product line were $192 million, up 7 percent over the prior year and 1 percent sequentially. The growth over the prior year was driven by higher sales to steel and foundry customers. In the Environmental & Infrastructure product line, sales were $85 million, up 11 percent over the prior year and 1 percent sequentially. Stronger sales for environmental lining and remediation products, building materials, and infrastructure drilling products drove the increase in sales over the prior year.

Segment operating income was $49 million, up 9 percent over the prior year, and represented an operating margin of 17.6 percent of sales.

MTI’s Engineered Solutions segment provides advanced technologies and solutions designed to improve customers’ manufacturing processes and projects. It includes two product lines: High-Temperature Technologies, which delivers mineral-based blends, technologies, and systems that solve complex challenges in the foundry, steel, and other high-temperature processing industries; and Environmental & Infrastructure, which offers solutions for water treatment, fluid management, building materials, and environmental, remediation, and infrastructure-related projects.

2026 Investor Day

On September 22, 2026, MTI held an Investor Day at its R&D facility in Bethlehem, Pennsylvania, where it reaffirmed its long-term targets and value creation opportunities. The company also introduced new breakthrough innovations, including the capability to produce high-purity calcium metal to support U.S. heavy rare earth metallization and a new application of MTI’s proprietary waste repurposing technology to extract commercially valuable minerals from steel slag. The company estimates that these two opportunities alone could create over $200 million in revenue over the next five years.

Private Offering

On October 13, 2026, MTI completed a $400 million private offering of 7.5 percent senior notes due 2032 at par and used the net proceeds to repay its $400 million in senior notes due in 2028. The company also amended its credit agreement to increase the amount of its revolving credit facility from $400 million to $500 million of capacity and extend the maturity to 2031.

Dividend Increase

On October 21, 2026, MTI increased its regular quarterly dividend on the company’s common stock by 8 percent to $0.13 per share. The dividend is payable on December 3, 2026, to stockholders of record at the close of business on November 5, 2026.

“This is the fourth year in a row that MTI’s Board of Directors has authorized an increase of our quarterly dividend, reflecting our confidence in MTI’s continued ability to deliver steady cash flow, create value for shareholders, and execute on its long-term growth strategy,” said Dietrich.

Conference Call

MTI will host a conference call tomorrow, October 30, 2026, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on October 30, 2026.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2025 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that sources, manufactures, sells, and distributes a wide range of minerals and mineral-based products and services. We utilize our global mineral reserves, combined with our core technologies and applications, to deliver innovative products that are an essential part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2025. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

###

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions of dollars, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 4,	Jul. 5,	Sep. 28,	Prior	Prior	Oct. 4,	Sep. 28,	Prior
	2026	2026	2025	Qtr.	Year	2026	2025	Year

Net sales	$554.9	$548.4	$532.4	1%	4%	$1,650.2	$1,553.1	6%

Cost of goods sold	425.7	414.6	395.4	3%	8%	1,256.1	1,159.6	8%

Production margin	129.2	133.8	137.0	(3)%	(6)%	394.1	393.5	0%

Marketing and administrative expenses	52.0	53.3	53.0	(2)%	(2)%	162.8	155.8	4%
Research and development expenses	5.7	5.9	5.6	(3)%	2%	17.7	17.1	4%
Provision for litigation accrual and credit losses	0.0	290.0	0.0	*	*	290.0	215.0	35%
Restructuring and other items	0.0	0.0	0.0	*	*	0.0	11.3	*
Gain on sale of assets, net	0.0	0.0	0.0	*	*	0.0	(5.6)	*
Litigation expenses	6.7	4.9	7.5	37%	(11)%	20.4	14.5	41%

Income (loss) from operations	64.8	(220.3)	70.9	*	(9)%	(96.8)	(14.6)	*

Interest expense, net	(12.1)	(12.1)	(13.8)	0%	(12)%	(37.5)	(41.6)	(10)%
Other non-operating income (deductions), net	0.3	1.1	(0.5)	(73)%	*	1.9	(4.4)	*
Total non-operating deductions, net	(11.8)	(11.0)	(14.3)	7%	(17)%	(35.6)	(46.0)	(23)%

Income (loss) before tax and equity in earnings	53.0	(231.3)	56.6	*	(6)%	(132.4)	(60.6)	*

Provision (benefit) for taxes on income	12.2	(46.2)	13.5	*	(10)%	(24.1)	(4.7)	413%
Equity in earnings of affiliates, net of tax	3.0	2.5	1.1	20%	173%	6.8	3.4	100%

Net income (loss)	43.8	(182.6)	44.2	*	(1)%	(101.5)	(52.5)	*

Less: Net income attributable to non-controlling interests	1.1	1.0	1.2	10%	(8)%	3.2	3.1	3%

Net income (loss) attributable to Minerals Technologies Inc. (MTI)	$42.7	$(183.6)	$43.0	*	(1)%	$(104.7)	$(55.6)	*

Weighted average number of common shares outstanding:

Basic	31.1	31.1	31.3			31.1	31.6

Diluted	31.2	31.1	31.3			31.1	31.6

Earnings (loss) per share attributable to MTI:

Basic	$1.37	$(5.90)	$1.37	*	0%	$(3.37)	$(1.76)	*

Diluted	$1.37	$(5.90)	$1.37	*	0%	$(3.37)	$(1.76)	*

Cash dividends declared per common share	$0.12	$0.12	$0.11			$0.36	$0.33

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)	For comparative purposes, the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025 each consisted of 91 days. The nine month periods ended October 4, 2026 and September 28, 2025 consisted of 277 days and 271 days, respectively.

2)	To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025, and the nine month periods ended October 4, 2026 and September 28, 2025 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as the inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

(in millions of dollars, except per share data)	Quarter Ended			Nine Months Ended
	Oct. 4,	Jul. 5,	Sep. 28,	Oct. 4,	Sep. 28,
	2026	2026	2025	2026	2025
Net income (loss) attributable to MTI	$42.7	$(183.6)	$43.0	$(104.7)	$(55.6)
% of sales	7.7%	*	8.1%	*	*

Special items:
Provision for litigation accrual and credit losses	0.0	290.0	0.0	290.0	215.0
Restructuring and other items	0.0	0.0	0.0	0.0	11.3
Gain on sale of assets, net	0.0	0.0	0.0	0.0	(5.6)
Litigation expenses	6.7	4.9	7.5	20.4	14.5
Related tax effects on special items	(1.6)	(61.5)	(1.9)	(65.3)	(45.7)

Net income attributable to MTI, excluding special items	$47.8	$49.8	$48.6	$140.4	$133.9
% of sales	8.6%	9.1%	9.1%	8.5%	8.6%

Diluted earnings per share, excluding special items	$1.53	$1.60	$1.55	$4.51	$4.24

* Percentage not meaningful

In the first nine months of 2025, the Company recorded a $5.6 million net gain on the final installment for the sale of refractories manufacturing assets in China. In addition, the Company initiated a cost savings program and recorded a $5.5 million charge relating to severance and other costs. The Company also recorded a $5.8 million charge in restructuring and other items primarily for the write-down of assets and other charges relating to the consolidation of two facilities.

In the first quarter of 2025, the Company recorded a $215 million provision to establish a reserve for estimated costs to fund a trust to resolve all current and future talc-related settlements as well as fund the bankruptcy of BMI Oldco Inc.’s (f/k/a Barretts Minerals Inc.) (“Oldco”) and Barretts Ventures Texas LLC, and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC to the Debtors, which was committed in Q2 2025. The Company incurred litigation and settlement expenses of $6.7 million, $4.9 million, and $7.5 million for the quarterly periods ending October 4, 2026, July 5, 2026, and September 28, 2025, respectively, in connection with the bankruptcy of Oldco and lawsuits related to talc products sold by Oldco.

In the second quarter of 2026, the Company filed a Plan of Reorganization in the Chapter 11 cases of its subsidiary BMI Oldco Inc., which would present a viable, efficient, and advantageous resolution of these Chapter 11 cases. Accordingly, the Company recorded a charge of $290 million to increase the Company's reserve for estimated costs.

3)	Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025, and the nine month periods ended October 4, 2026 and September 28, 2025 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends, and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

	Quarter Ended			Nine Months Ended
(in millions of dollars)	Oct. 4,	Jul. 5,	Sep. 28,	Oct. 4,	Sep. 28,
	2026	2026	2025	2026	2025
Cash flow from operations	$75.9	$63.0	$70.9	$171.0	$129.4
Capital expenditures	24.0	27.2	27.3	74.3	74.7
Free cash flow	$51.9	$35.8	$43.6	$96.7	$54.7

Depreciation, depletion, and amortization expense	$23.5	$23.5	$22.4	$71.9	$67.9

4)	“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025, and the nine month periods ended October 4, 2026 and September 28, 2025, and a reconciliation to net income for such periods. “Adjusted Net Leverage” is a non-GAAP financial measure and refers to Total Debt less cash, cash equivalents and short-term investments, divided by trailing 12-month Adjusted EBITDA. The following table also presents Adjusted Net Leverage for the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and capital allocation strategies, and facilitates investors' understanding of historic operating trends.

	Quarter Ended			Nine Months Ended
(in millions of dollars)	Oct. 4,	Jul. 5,	Sep. 28,	Oct. 4,	Sep. 28,
	2026	2026	2025	2026	2025

Net income (loss) attributable to MTI	$42.7	$(183.6)	$43.0	$(104.7)	$(55.6)
Add back:
Depreciation, depletion, and amortization expense	23.5	23.5	22.4	71.9	67.9
Interest expense, net	12.1	12.1	13.8	37.5	41.6
Equity in earnings of affiliates, net of tax	(3.0)	(2.5)	(1.1)	(6.8)	(3.4)
Net income attributable to non-controlling interests	1.1	1.0	1.2	3.2	3.1
Provision (benefit) for taxes on income	12.2	(46.2)	13.5	(24.1)	(4.7)
EBITDA	88.6	(195.7)	92.8	(23.0)	48.9
Add special items:
Provision for litigation accrual and credit losses	0.0	290.0	0.0	290.0	215.0
Restructuring and other items	0.0	0.0	0.0	0.0	11.3
Gain on sale of assets, net	0.0	0.0	0.0	0.0	(5.6)
Litigation expenses	6.7	4.9	7.5	20.4	14.5
Adjusted EBITDA	$95.3	$99.2	$100.3	$287.4	$284.1
% of sales	17.2%	18.1%	18.8%	17.4%	18.3%

Total Debt	$957.8		$964.9		$977.7
Less: cash, cash equivalents and short-term investments	379.0		346.2		328.3
Total	$578.8		$618.7		$649.4

TTM Adjusted EBITDA	$374.7		$379.7		$382.3

Adjusted net leverage	1.5	X	1.6	X	1.7	X

5)	The following table reflects the components of non-operating income and deductions:

(in millions of dollars)	Quarter Ended			Nine Months Ended
	Oct. 4,	Jul. 5,	Sep. 28,	Oct. 4,	Sep. 28,
	2026	2026	2025	2026	2025
Interest income	$1.5	$1.5	$1.2	$4.3	$3.6
Interest expense	(13.6)	(13.6)	(15.0)	(41.8)	(45.2)
Foreign exchange gains (losses)	1.1	0.7	0.1	3.2	(1.8)
Other income (deductions)	(0.8)	0.4	(0.6)	(1.3)	(2.6)
Total non-operating deductions, net	$(11.8)	$(11.0)	$(14.3)	$(35.6)	$(46.0)

6)	The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, October 30, 2026 at 11:00 a.m. Eastern Time and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Oct. 4,	% of	Jul. 5,	% of	Sep. 28,	% of	Prior	Prior	Oct. 4,	% of	Sep. 28,	% of	Prior
	2026	Total Sales	2026	Total Sales	2025	Total Sales	Qtr.	Year	2026	Total Sales	2025	Total Sales	Year

United States	$287.7	52%	$275.4	50%	$273.3	51%	4%	5%	$843.7	51%	$817.6	53%	3%
International	267.2	48%	273.0	50%	259.1	49%	(2)%	3%	806.5	49%	735.5	47%	10%
Net Sales	$554.9	100%	$548.4	100%	$532.4	100%	1%	4%	$1,650.2	100%	$1,553.1	100%	6%

Household & Personal Care	$130.5	23%	$123.4	22%	$129.8	24%	6%	1%	$396.3	24%	$380.3	24%	4%
Specialty Additives	147.6	27%	151.1	28%	147.6	28%	(2)%	0%	452.9	27%	443.1	29%	2%
Consumer & Specialties Segment	$278.1	50%	$274.5	50%	$277.4	52%	1%	0%	$849.2	51%	$823.4	53%	3%

High-Temperature Technologies	$192.3	35%	$190.3	35%	$178.9	34%	1%	7%	$565.9	34%	$526.7	34%	7%
Environmental & Infrastructure	84.5	15%	83.6	15%	76.1	14%	1%	11%	235.1	15%	203.0	13%	16%
Engineered Solutions Segment	$276.8	50%	$273.9	50%	$255.0	48%	1%	9%	$801.0	49%	$729.7	47%	10%

MTI Consolidated Net Sales	$554.9	100%	$548.4	100%	$532.4	100%	1%	4%	$1,650.2	100%	$1,553.1	100%	6%

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
SUPPLEMENTARY DATA
(in millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 4,	Jul. 5,	Sep. 28,	Prior	Prior	Oct. 4,	Sep. 28,	Prior
SEGMENT OPERATING INCOME (LOSS) DATA	2026	2026	2025	Qtr.	Year	2026	2025	Year

Consumer & Specialties Segment	$24.8	$29.3	$37.4	(15)%	(34)%	$86.6	$98.9	(12)%
% of Sales	8.9%	10.7%	13.5%			10.2%	12.0%
Engineered Solutions Segment	$48.7	$48.8	$44.8	0%	9%	$136.8	$125.2	9%
% of Sales	17.6%	17.8%	17.6%			17.1%	17.2%
Unallocated and Other Corporate Expenses	$(8.7)	$(298.4)	$(11.3)	*	*	$(320.2)	$(238.7)	*

MTI Consolidated	$64.8	$(220.3)	$70.9	*	*	$(96.8)	$(14.6)	*
% of Sales	11.7%	*	13.3%			*	*

SPECIAL ITEMS

Consumer & Specialties Segment	$-	$-	$-	*	*	$-	$5.8	*

Engineered Solutions Segment	$-	$-	$-	*	*	$-	$(2.3)	*

Unallocated and Other Corporate Expenses	$6.7	$294.9	$7.5	*	*	$310.4	$231.7	*

MTI Consolidated	$6.7	$294.9	$7.5	*	*	$310.4	$235.2	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended October 4, 2026, July 5, 2026, and September 28, 2025, and the nine month periods ended October 4, 2026 and September 28, 2025, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as the inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Oct. 4,	Jul. 5,	Sep. 28,	Prior	Prior	Oct. 4,	Sep. 28,	Prior
EXCLUDING SPECIAL ITEMS	2026	2026	2025	Qtr.	Year	2026	2025	Year

Consumer & Specialties Segment	$24.8	$29.3	$37.4	(15)%	(34)%	$86.6	$104.7	(17)%
% of Sales	8.9%	10.7%	13.5%			10.2%	12.7%
Engineered Solutions Segment	$48.7	$48.8	$44.8	0%	9%	$136.8	$122.9	11%
% of Sales	17.6%	17.8%	17.6%			17.1%	16.8%
Unallocated and Other Corporate Expenses	$(2.0)	$(3.5)	$(3.8)	(43)%	(47)%	$(9.8)	$(7.0)	40%

MTI Consolidated	$71.5	$74.6	$78.4	(4)%	(9)%	$213.6	$220.6	(3)%
% of Sales	12.9%	13.6%	14.7%			12.9%	14.2%
* Percentage not meaningful

 MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

ASSETS

	Oct. 4,	December 31,
	2026*	2025**

Current assets:
Cash & cash equivalents	$372.1	$329.0
Short-term investments	6.9	3.6
Accounts receivable, net	421.7	400.1
Inventories	368.2	350.2
Prepaid expenses and other current assets	65.6	72.7
Total current assets	1,234.5	1,155.6

Property, plant, and equipment	2,346.5	2,308.9
Less accumulated depreciation	1,310.8	1,283.9
Net property, plant, and equipment	1,035.7	1,025.0

Goodwill	915.5	915.9
Intangible assets	199.4	208.7
Other assets and deferred charges	163.3	163.8

Total assets	$3,548.4	$3,469.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$0.0	$0.4
Current maturities of long-term debt	5.9	6.3
Accounts payable	219.3	187.9
Other current liabilities	624.1	360.8
Total current liabilities	849.3	555.4

Long-term debt	951.9	955.0
Deferred income taxes	31.3	90.7
Other non-current liabilities	104.3	118.2
Total liabilities	1,936.8	1,719.3

Total MTI shareholders' equity	1,578.7	1,713.4
Non-controlling interests	32.9	36.3
Total shareholders' equity	1,611.6	1,749.7

Total liabilities and shareholders' equity	$3,548.4	$3,469.0

* Unaudited
** Condensed from audited financial statements.